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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42866) pertaining to the 1998 Incentive Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-69058) pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-88808) pertaining to the 2000 Stock Plan, in the Registration Statement (Form S-8 No. 333-104190) pertaining to the 2000 Stock Plan, and in the Registration Statement (Form S-3 and related Prospectus No. 333-111496) for the registration of its common stock of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Illumina, Inc. included in the Annual Report (Form 10-K) for the year ended December 28, 2003.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
March 8, 2004